UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2014

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27975	36-4304577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Wacker Drive, Suite 820, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Mattersight Corporation’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 15, 2014. There were three matters submitted to a vote at the Annual Meeting.

The first matter submitted to a vote was the election of the three Class III Directors to a three year term expiring at the 2017 Annual Meeting of Stockholders. Each of the three Class III Directors were re-elected to the Board of Directors for a three year term expiring at the 2017 Annual Meeting of Stockholders, with the following vote:

Director Nominee	For	Withheld	Broker Non-Votes
Kelly D. Conway	9,199,524	570,865	7,044,746
David B. Mullen	9,755,454	14,935	7,044,746
Michael J. Murray	9,703,930	66,459	7,044,746

The second matter submitted to a vote was the Board’s proposal to ratify the selection of Grant Thornton LLP as Mattersight’s independent public accountants for the 2014 fiscal year. The votes for the ratification of Grant Thornton LLP were as follows:

Ratification of Independent Public Accountants for 2014	For	Against	Abstain
	16,789,178	24,079	1,878

The third matter submitted to a vote was the Board’s proposal to approve, by a non-binding advisory vote, named executive officer compensation (the “Say-on-Pay Proposal”). The vote on the Say-on-Pay Proposal was as follows:

Say-on-Pay Proposal	For	Against	Abstain	Broker Non-Votes
	9,642,701	113,411	14,277	7,044,746

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: May 16, 2014	By:	/s/ MARK ISERLOTH
Mark Iserloth
Vice President and Chief Financial Officer